Exhibit 10.1



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                                CREDIT AGREEMENT

                                  by and among



                             ORION HEALTHCORP, INC.


                                       and

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO



                                  as Borrowers,





                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 as the Lenders,

                                       and

                           WELLS FARGO FOOTHILL, INC.

                    as the Arranger and Administrative Agent



                          Dated as of December 1, 2006


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

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT (this "Agreement"), is entered into as of December 1, 2006, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), Orion HealthCorp, Inc., a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

                  The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

         1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

         1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations for which no claim has been threatened or asserted or can be reasonably identified based on the then-known facts and circumstances and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.


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

         1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

         2.1      Revolver Advances.

                (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrowers exclusively for Borrowers' working capital needs (excluding, however any use in connection with any acquisition, whether or not constituting a Permitted Acquisition) in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage at such time, and (ii) the Borrowing Base at such time less the Letter of Credit Usage at such time.

                (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves against the Borrowing Base in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, including reserves with respect to (i) sums that Borrowers or their Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay, and (ii) amounts owing by Borrowers or their Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

                (c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

         2.2      Term Loans.

                (a) Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan A Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "Term Loan A") to Borrowers in an amount equal to such Lender's Pro Rata Share of the Term Loan A Amount. The principal of the Term Loan A shall be repaid in monthly installments on the first day of each calendar month as set forth below:

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               Period                                 Installment Amount
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    From January 1, 2007, through                          $26,250
          December 31, 2007
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    From January 1, 2008, through                          $37,500
          December 31, 2008
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    From January 1, 2009, through                          $56,250
          December 31, 2009
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 From January 1, 2010, until paid in                       $75,000
                full
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

Notwithstanding the foregoing, the outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan A shall be due and payable on the earliest of (i) the Maturity Date, (ii) the date of the acceleration of Term Loan A in accordance with the terms hereof, and (iii) the date of termination of this Agreement pursuant to Section 8.1(c).

                (b) Subject to the terms and conditions of this Agreement, including the conditions precedent set forth in Section 3, each Lender with a Term Loan B Commitment (severally, not jointly or jointly and severally) commits to make term loans (collectively, the "Term Loan B") to Borrowers on and after the date Borrowers deliver to Agent financial statements (without footnotes and schedules for the fourth fiscal quarter) for the fiscal quarter ending December 31, 2006 through and including June 1, 2009, for the exclusive purpose of any Borrower making one or more Permitted Acquisitions in an aggregate amount equal to such Lender's Pro Rata Share of the Term Loan B Amount; provided that the aggregate original principal amount of all loans under Term Loan B shall not exceed the Term Loan B Amount. The outstanding principal of the Term Loan B shall be repaid in monthly installments on the first day of each calendar month as set forth below:

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               Period                                 Installment Amount
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    From January 1, 2007, through                  0.584% multiplied by the
          December 31, 2007                   Aggregate Term Loan B Draw Amount
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    From January 1, 2008, through                  0.834% multiplied by the
          December 31, 2008                   Aggregate Term Loan B Draw Amount
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    From January 1, 2009, through                  1.250% multiplied by the
          December 31, 2009                   Aggregate Term Loan B Draw Amount
--------------------------------------------------------------------------------
 From January 1, 2010, until paid in               1.667% multiplied by the
                full                          Aggregate Term Loan B Draw Amount
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Notwithstanding the foregoing, the outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan B shall be due and payable on the earliest of (i) the Maturity Date, (ii) the date of the acceleration of Term Loan B in accordance with the terms hereof, and (iii) the date of termination of this Agreement pursuant to Section 8.1(c). Term Loan A and Term Loan B shall hereinafter be referred to collectively as the "Term Loans"). All principal of, interest on, and other amounts payable in respect of the Term Loans shall constitute Obligations. No amounts paid or prepaid in respect of the outstanding principal amount of the Term Loans may be reborrowed.

         2.3      Borrowing Procedures and Settlements.

                (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent. Unless Swing Lender is not obligated to make a Swing Loan pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, which in the case of a draw under Term Loan B must be an amount not less than $1,000,000, (ii) the requested Funding Date, which shall be a Business Day, and (iii) in the case of a draw under Term Loan B, demonstrating compliance with the conditions precedent set forth in Section 3.2; provided, however, that if Swing Lender is not obligated to make a Swing Loan as to a requested Borrowing, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.


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

                (b) Making of Swing Loans. In the case of a request for an Advance and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date plus the amount of the requested Advance does not exceed $2,000,000, or (ii) Swing Lender, in its sole discretion, shall agree to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender pursuant to this Section 2.3(b) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Borrowers' Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and (except as set forth in Section 2.3(a)) shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by the Agent's Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base
Rate Loans.

                (c) Making of Loans.

                        (i) In the event that Swing Lender is not obligated to make a Swing Loan, then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances or Term Loan B, as the case may be, Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(ii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance or Term Loan B, as the case may be, if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                        (ii) Unless Agent receives notice from a Lender prior to 9:00 a.m. (California time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance or portion of Term Loan B, as the case may be, on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances or Term Loan B, as the case may be, composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance or fund its portion of Term Loan B, as the case may be, on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance or fund its portion of Term Loan B, as the case may be, to be made by such other Lender on any Funding Date.


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

                        (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance or Term Loan B, as the case may be, was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance or Term Loan B, as the case may be, was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances or a draw under Term Loan B, as the case may be, to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance or Term Loan B, as the case may be, and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent in its Permitted Discretion. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

                (d) Protective Advances and Optional Overadvances.

                                (A)   Agent hereby is authorized by Borrowers
and the Lenders, from time to time in Agent's sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or
(B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable
(1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (3) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 9 (any of the Advances described in this Section 2.3(d)(i) shall be referred to as "Protective Advances").


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

                                (B) Any contrary provision of this Agreement
notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $1,000,000, and (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in
Section 2.3(e) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

                                (C) Each Protective  Advance and each
Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and all payments on the Protective Advances shall be payable to Agent solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, secured by the Agent's Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit any Borrower in any way.

                (e) Settlement. It is agreed that each Lender's funded portion of the Advances, Term Loan A and Term Loan B is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances, Term Loan A and Term Loan B, respectively. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, Term Loan A and Term Loan B, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

                        (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Protective Advances, and
(3) with respect to Borrowers' or their Subsidiaries' Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Term Loan A, Term Loan B, Swing Loans, and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances (including Swing Loans and Protective Advances), Term Loan A, or Term Loan B exceeds such Lender's respective Pro Rata Share of the Advances (including Swing Loans and Protective Advances), Term Loan A or Term Loan B as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its respective Pro Rata Share of the Advances (including Swing Loans and Protective Advances), Term Loan A and Term Loan B, and (z) if a Lender's balance of the Advances (including Swing Loans and Protective Advances), Term Loan A or Term Loan B is less than such Lender's respective Pro Rata Share of the Advances (including Swing Loans and Protective Advances), Term Loan A or Term Loan B as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its respective Pro Rata Share of the Advances (including Swing Loans and Protective Advances), Term Loan A and Term Loan B. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Protective Advances and, together with the portion of such Swing Loans or Protective Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                        (ii) In determining whether a Lender's balance of the Advances, Swing Loans, Protective Advances, Term Loan A, and Term Loan B is less than, equal to, or greater than such Lender's respective Pro Rata Share of the Advances, Swing Loans, Protective Advances, Term Loan A, and Term Loan B as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                        (iii) Between Settlement Dates, Agent, to the extent no Protective Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections of Borrowers or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                (f) Notation. Agent shall record on its books the principal amount of the Advances, Term Loan A and Term Loan B owing to each Lender, including the Swing Loans owing to Swing Lender, and Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.

                (g) Lenders' Failure to Perform. All Advances or Term Loan B draws, as the case may be (other than Swing Loans and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance or Term Loan B, as the case may be (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

         2.4      Payments.

                (a) Payments by Borrowers.

                        (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                        (ii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                (b) Apportionment and Application.

                        (i) So long as no Event of Default has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses (other than fees or expenses that are for Agent's separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrowers shall be remitted to Agent and all (subject to Section 2.4(b)(iv) hereof) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Event of Default has occurred and is continuing, to reduce the balance of the Advances outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

                        (ii) At any time that an Event of Default has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

                                (A) first, to pay any Lender Group Expenses
(including, without limitation, the reasonable attorneys' fees and costs) or indemnities then due to Agent under the Loan Documents, until paid in full,

                                (B) second, to pay any fees or premiums then due
to Agent under the Loan Documents until paid in full,

                                (C) third, to pay interest due in respect of all
Protective Advances until paid in full,

                                (D) fourth, to pay the principal of all
Protective Advances until paid in full,

                                (E) fifth, ratably to pay any Lender Group
Expenses (including, without limitation, the reasonable attorneys' fees and costs) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

                                (F) sixth, ratably to pay any fees or premiums
then due to any of the Lenders under the Loan Documents until paid in full,

                                (G) seventh, ratably to pay interest due in
respect of the Advances (other than Protective Advances), the Swing Loans, and the Term Loans until paid in full,

                                (H) eighth, ratably (i) to pay the principal of
all Swing Loans until paid in full, (ii) to pay the principal of all Advances until paid in full, (iii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the Letter of Credit Usage, (iv) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default, and (v) to pay the outstanding principal balance of Term Loan A and then Term Loan B (in the inverse order of the maturity of the installments due thereunder) until the Term Loans are paid in full,

                                (I) ninth, to pay any other Obligations
(including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Borrowers' and their Subsidiaries' obligations in respect of Bank Products), and

                                (J) tenth, to Borrowers (to be wired to the
Designated Account) or such other Person entitled thereto under applicable law.

                        (iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

                        (iv) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                        (v) For purposes of Section 2.4(b)(ii), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                        (vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section
2.4 shall control and govern.

                (c) Mandatory Prepayments.

                        (i) If, as of the last day of any month (A) that is other than a day upon which a Term Loan B is being made, (I) the sum of the outstanding principal balance of Term Loan A and the outstanding principal balance of Term Loan B on such date plus the Revolver Usage on such date exceeds
(II) the Borrowing Base Multiple multiplied by the TTM EBITDA (the "Loan Limit" and such excess being referred to as the "Limiter Excess"), then Borrowers shall immediately prepay the Obligations in accordance with Section 2.4(e)(i) in an aggregate amount equal to the Limiter Excess or (B) that is a day upon which a Term Loan B is being made, (I) the sum of the outstanding principal balance of

Term Loan A and the outstanding principal balance of Term Loan B on such date after giving effect to the Term Loan B being made on such day, plus the Revolver Usage on such date exceeds (II) the Acquisition Multiple multiplied by the TTM EBITDA (such excess being referred to as the "Term Limiter Excess"), then Borrowers shall immediately prepay the Obligations in accordance with Section 2.4(e)(i) in an aggregate amount equal to the Term Limiter Excess.

                        (ii) As promptly as practicable but in no event later than the end of the next Business Day upon the receipt by Borrowers or any of their Subsidiaries of the proceeds of any voluntary or involuntary sale or disposition by Borrowers or any of their Subsidiaries of property or assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), or (d) of the definition of Permitted Dispositions and excluding sales of contracts), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(e)(ii) in an amount equal to 100% of the Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing, (B) Administrative Borrower shall have given Agent prior written notice of Borrowers' intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition,
(C) the monies are held in a cash collateral account in which Agent has a perfected first-priority security interest, and (D) Borrowers or their Subsidiaries, as applicable, complete such replacement, purchase, or construction within 270 days after the initial receipt of such monies, Borrowers and their Subsidiaries shall have the option to apply all of such monies to the costs of replacement of the property or assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of Borrowers and their Subsidiaries unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to Agent and applied in accordance with Section 2.4(e)(ii). Nothing contained in this Section 2.4(c)(ii) shall permit Borrowers or any of their Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 6.4.

                        (iii) As promptly as practicable but in no event later than the end of the next Business Day upon the receipt by Borrowers or any of their Subsidiaries of any Extraordinary Receipts, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(e)(ii) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

                        (iv) As promptly as practicable but in no event later than the end of the next Business Day upon the issuance of any stock by any of the Borrowers or any of their Subsidiaries or the issuance or incurrence by Borrowers or any of their Subsidiaries of any Indebtedness (other than Indebtedness permitted under Section 6.1(a), (b), (c), (d), or (e)), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(e)(ii) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such issuance or incurrence. Notwithstanding the foregoing in this Section 2.4 (c)(iv), no prepayment shall be required from the proceeds of any issuance of equity so long as no Event of Default has occurred and is continuing and either (a) the proceeds of the equity issuance are used for a Permitted Acquisition, and (b) the Senior Leverage Ratio is less that 1.5:1.0 both immediately before and taking into account the Permitted Acquisition. The provisions of this Section 2.4(c)(iv) shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms and conditions of this Agreement.

                        (v) Within 10 days of delivery to Agent and the Lenders of audited annual financial statements pursuant to Section 5.3, commencing with the delivery to Agent and the Lenders of the financial statements for Parent's fiscal year ended 2006 or, if such financial statements are not delivered to Agent and the Lenders on the date such statements are required to be delivered pursuant to Section 5.3, 10 days after the date such statements are required to be delivered to Agent and the Lenders pursuant to Section 5.3, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with
Section 2.4(e)(ii) in an amount equal to 35% of the Excess Cash Flow of Borrowers and their Subsidiaries for such fiscal year.

                        (vi) Immediately upon the receipt by Borrowers or any of their Subsidiaries of the proceeds of any voluntary or involuntary sale or disposition by Borrowers or any of their contracts, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(e)(ii) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sales or dispositions. The provisions of this
Section 2.4(c)(vi) shall not be deemed to be implied consent to any sale of any contract otherwise prohibited by the terms and conditions of this Agreement.

                        (vii) No mandatory prepayment made pursuant to this
Section 2.4(c) that results in a partial prepayment of the Loans shall be subject to the Applicable Prepayment Premium.

                (d) Optional Prepayments. The Borrowers may, upon written notice to Agent, without premium or penalty, prepay the Term Loans so long as both immediately before and after giving effect to any such prepayment, the Borrowers have Excess Availability plus Qualified Cash of not less than $1,000,000. Any prepayment made under this Section 2.4(d) must be in a minimum amount of $500,000, or any multiple of $500,000 in excess thereof. Written notice of an intended prepayment of the Term Loans shall specify the amount of the prepayment and the Term Loan to which it should be applied, shall be irrevocable once given, and shall be given at least 5 Business Days prior to planned prepayment date. Any prepayment under this Section 2.4(d) shall be applied to the installments due in respect of the applicable Term Loan in the inverse order of their maturity. If, in connection with any prepayment made pursuant to this
Section 2.4(d), this Agreement is terminated prior to the Maturity Date, the Borrowers shall pay to the Agent a fee in an amount equal to the Applicable Prepayment Premium; provided, that, absent such termination, any permitted prepayment of the Term Loans or reduction of the Revolver Usage shall not reduce the determination of the Applicable Prepayment Premium that is otherwise applicable under this Section 2.4(d).

                (e) Application of Payments.

                        (i) Each prepayment pursuant to Section 2.4(c)(i) shall,
(A) so long as no Event of Default shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Advances until paid in full, second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage, third, to the outstanding principal amount of Term Loan A until paid in full, fourth, to the outstanding principal amount of Term Loan B until paid in full and (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii). Each such prepayment of the Term Loans shall be applied against the remaining installments of principal of the Term Loans in the inverse order of maturity.

                        (ii) Each prepayment pursuant to Section 2.4(c)(ii), 2.4(c)(iii), 2.4(c)(iv), 2.4(c)(v), or 2.4(c)(vi) above shall (A) so long as no Event of Default shall have occurred and be continuing, first, to the outstanding principal amount of the Term Loan A until paid in full, second, to the outstanding principal amount of the Term Loan B until paid in full, third, to the outstanding principal amount of the Advances until paid in full, and fourth, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage (with a corresponding permanent reduction in the Maximum Revolver Amount), and (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii). Each such prepayment of the Term Loans shall be applied against the remaining installments of principal of the Term Loans in the inverse order of maturity.

         2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to Section 2.1 or
Section 2.12 is greater than any of the limitations set forth in Section 2.1 or
Section 2.12, as applicable (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in
Section 2.4(b). Borrowers promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

         2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

                (a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin, (ii) if the relevant Obligation is a portion of the Term Loans that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin, (iii) if the relevant Obligation is a portion of the Term Loans that is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Applicable Margin, and (iv) otherwise, at a per annum rate equal to the Base Rate plus the Applicable Margin.

                (b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 3.75% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

                        (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                        (ii) the Letter of Credit fee provided for in Section 2.6(b) shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

                (d) Payment. Except as provided to the contrary in Section 2.11 or Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in
Section 2.12(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loans and including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans. Any interest not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans.

                (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 Cash Management.

                (a) At all times, Borrowers shall and shall cause each of their respective Subsidiaries to establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on
Schedule 2.7(a) (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of their and their Subsidiaries' Account Debtors, Payors, and other third parties forward all Collections (including payment of the amounts owed by them) directly to such Cash Management Bank. All payments on Accounts received directly by any of the Borrowers shall be held by each Borrower, in trust, for the benefit of Agent, until such amounts are deposited into a Cash Management Account. So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of opening of any Cash Management Account (other than a replacement Borrower Collection Account), the Administrative Borrower and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement and Agent shall have received such documentation as Agent may reasonably require to evidence the establishment of the procedures set forth in this Section 2.7, including, without limitation, copies of applicable Payor Notices. Borrowers (or their Subsidiaries, as applicable) shall close any of their Deposit Accounts (and establish any such replacement Deposit Accounts as may be deemed necessary by Agent in its Permitted Discretion) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to the Deposit Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

                (b) Without limiting clause (a) above, within 15 days of the Closing Date, Administrative Borrower shall establish and thereafter maintain at all times the following Deposit Accounts (each, a "Cash Management Account") at a Cash Management Bank with respect to Collections: (i) one for the collection of Governmental Receivables (the "Borrower Collection Account"), and (ii) one for the collection of all other Accounts (the "Agent Collection Account"). The Borrower Collection Account shall be an account in the name of Administrative Borrower and shall be the property of Borrowers. The Agent Collection Account shall be in the name of Agent and shall be the sole and exclusive property of Agent.

                (c) Promptly following the establishment of the Borrower Collection Account, Borrowers agree to notify all Payors on Governmental Receivables in writing (with a copy to Agent) to remit all payments directly to the Borrower Collection Account. Borrowers further agree to use commercially reasonable efforts to cause all such Payors to remit payments to the Borrower Collection Account at all times thereafter. Each Borrower agrees that it shall not deposit or cause to be deposited any funds other than payments on Governmental Receivables into the Borrower Collection Account.

                (d) Following the establishment of each of the Borrower Collection Account and the Agent Collection Account, Borrowers shall deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections received by

Borrowers directly in respect of Governmental Receivables into the Borrower Collection Account and all other Collections (including those sent directly by their Account Debtors to Borrowers or their Subsidiaries) into the Agent Collection Account.

                (e) Borrowers agree that, upon Agent's request, with respect to all of Borrowers' Deposit Accounts, other than the Borrower Collection Account and each of the disbursement Deposit Accounts set forth on Schedule 2.7(i), (a) Borrower will cause each Cash Management Bank to establish and maintain Cash Management Agreements with Agent and Borrowers, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions (each, a "Cash Disposition Instruction"), originated by Agent directing the disposition of the funds in the applicable Deposit Account without further consent by Borrowers or their Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Deposit Account, other than for payment of its service fees and other charges directly related to the administration of such Deposit Account and for returned checks or other items of payment, and (iii) at any time after which the Agent so instructs such Cash Management Bank (a "Cash Sweep Instruction"), it immediately will forward by daily sweep all amounts in the applicable Deposit Account to the Agent's Account. None of the Borrowers shall have any right to or interest in Agent's Account. Notwithstanding anything to the contrary contained herein, the Agent agrees that it will not send a Cash Sweep Instruction until the occurrence, and during the continuation, of an Event of Default.

                (f) Once the Borrower Collection Account is established, Administrative Borrower shall instruct the applicable Cash Management Bank, pursuant to a standing wire transfer instruction, to automatically transfer at the end of each Business Day all amounts in the Borrower Collection Account to any of Borrowers' other Deposit Accounts that is subject to a Cash Management Agreement; provided that at the written direction of Agent, after occurrence and during the continuation of a Event of Default, Administrative Borrower shall instruct the applicable Cash Management Bank, pursuant to a standing wire transfer instruction, to automatically transfer at the end of each Business Day all amounts in the Borrower Collection Account to Agent's Account. Except as expressly set forth above, no Borrower (including Administrative Borrower) shall change or cancel any such automatic transfer order at any time. No Borrower (including Administrative Borrower) may, without the prior written consent of Agent, change either the identity of the Cash Management Accounts or the instructions to each Payor on the related Account to make its payments to such account.

                (g) Without limiting Borrowers obligations under clause (c) above, each Borrower shall notify all Payors using forms of notices approved by Agent (collectively, the "Payor Notices") to remit payment to the appropriate Cash Management Account, as Agent may from time to time reasonably request. If any Payor makes payment in respect of any Account to a location other than the applicable Cash Management Account (a "Misdirected Payment"), each Borrower (at its own cost and expense) shall (i) use its best efforts to promptly take all necessary steps to effect collection of such Misdirected Payment from any other Person claiming an interest therein or having possession thereof, (ii) hold such payment in trust for Agent, (iii) segregate such payment and not deposit such payment in such Borrower's own account, nor commingle such payment with such Borrower's own funds or other assets, and (iv) deliver such payment to a Cash Management Bank for deposit in the applicable Cash Management Account no later than the close of Business on the third Business Day after receipt.

                (h) [Reserved].

                        (i) Except for the Borrower Collection Account and the disbursement Deposit Accounts set forth on Schedule 2.7(i), following the delivery of the Cash Management Agreements referenced in clause (e) above, Borrowers and their respective Subsidiaries shall not maintain any Deposit Accounts that are not subject to Control Agreements or Cash Management Agreements, as applicable. Borrowers represent and warrant that each of the Deposit Accounts set forth on Schedule 2.7(i) is maintained as a payroll disbursement account only and that no funds other than those necessary to fund payroll are on deposit therein at any time.

         2.8 Crediting Payments. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

         2.9 Designated Account. Agent is authorized to make the Advances and the Term Loans, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Protective Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

         2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loan, all Advances (including Protective Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and reasonable expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.11 Fees. Borrowers shall pay to Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

         2.12     Letters of Credit.

                (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. Each request for the issuance of a Letter of Credit or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender and Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to the Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of

Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the Issuing Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

                        (i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or

                        (ii) the Letter of Credit Usage would exceed $1,000,000, or

                        (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances less the Bank Product Reserve, and less the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

                Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(b) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

                (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in Section 2.12(a), or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the

Issuing Lender pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

                (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability (other than with respect to Excluded Taxes), and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower hereby acknowledges and agrees that neither the Lender Group nor the Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

                (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                (e) Any and all issuance charges, commissions, fees, and costs incurred by the Issuing Lender (other than with respect to Excluded Taxes) relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the undrawn amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                (f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority (other than with respect to Excluded Taxes), or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                        (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                        (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13     LIBOR Option.

                (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances or the Term Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances or the Term Loans bear interest at a rate based upon the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                (b) LIBOR Election.

                        (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances or the Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

                        (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses,

"Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (1) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (2) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

                        (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $500,000 and integral multiples of $250,000 in excess thereof.

                (c) Conversion. Borrowers may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrowers' and their Subsidiaries' Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.13 (b)(ii) above.

                (d) Special Provisions Applicable to LIBOR Rate.

                        (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) other than with respect to Excluded Taxes and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.13(b)(ii)).

                        (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, other than with respect to Excluded Taxes, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

                (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         2.15     Joint and Several Liability of Borrowers.

                (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

                (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

                (d) The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this
Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this
Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Agent or Lender.

                (f) Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                (g) Each Borrower waives all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Agent's or such Lender's rights of subrogation and reimbursement against such Borrower (including, if, for any reason the laws of the State of California are applied to the Loan Documents, subrogation rights have been destroyed by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise).

                (h) To the extent applicable, each Borrower waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

                        (i) Agent and Lenders may collect from such Borrower without first foreclosing on any Real or Personal Property Collateral pledged by Borrowers.

                        (ii) If Agent or any Lender forecloses on any Real Property Collateral pledged by Borrowers:

                                (A) The amount of the Obligations may be reduced
only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, provided, however, that nothing in this section shall limit Agent's requirement to conduct such sale in a commercially reasonable manner to the extent required under Article 9 of the Code.

                                (B) Agent and Lenders may collect from such
Borrower even if Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

                (i) The provisions of this Section 2.15 are made for the benefit of Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section
2.15 will forthwith be reinstated in effect, as though such payment had not been made.

                (j) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                (k) Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

                (l) Each Borrower hereby waives all rights by which such Borrower might be entitled to require suit on an accrued right of action in respect of any of the Obligations or require suit against any other Borrower or any Guarantor or any other Person.

                (m) Each Borrower, to the extent permitted by applicable law, waives any rights, benefits, and defenses that are or may become available to such Borrower (including by reason of California Civil Code Sections 2845 and
2850), based on the claim that Agent is required to proceed against another Borrower or any other Person, or to proceed against or exhaust any security held by Agent at any time, or to first apply any security of any Borrower to the discharge of the Obligations, or to pursue any other remedy in Agent's power before proceeding against such Borrower hereunder.

                (n) Each Borrower, to the extent permitted by applicable law, waives any and all rights, benefits and defenses (including by reason of California Civil Code ss.2849), based on the claim that a surety is entitled to the benefit of every security for the performance of the principal obligation held by the creditor.

                (o) Each Borrower, to the extent permitted by applicable law, waives any rights and defenses that are or may become available to such Borrower by reason of California Civil Code Section 2856(a)(1)-(3), inclusive, which includes, without limitation, any rights and defenses which are or may become available to such Borrower by reason of California Civil Code Sections 2787 to 2855, inclusive.

                (p) Each Borrower, to the extent permitted by applicable law, waives any right or defense it may have at law or equity, (including by reason of California Code of Civil Procedure Section 580a), to require a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

                (q) Each Borrower, to the extent permitted by applicable law, waives any rights, benefits, and defenses that are or may become available to such Borrower to claim that, as a surety, (i) it is not liable if for certain reasons there is no liability upon the part of the principal or if the principal ceases to become liable (including by reason of California Civil Code Section
2809) and (ii) its obligations must not be larger nor more burdensome than that of the principal (including by reason of California Civil Code Section 2810).

Any reference to California code sections shall be deemed to include any equivalent code provisions under New York law. Without limiting the applicability of the equivalent code provisions under New York law, the foregoing references to the California Code of Civil Procedure and the California Civil Code shall apply if, notwithstanding the provisions of Section 12, the laws of the State of California are applied to the Loan Documents; provided, that the inclusion of such provisions does not affect or limit in any way the parties' choice of New York law.

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Agent and each Lender of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

         3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances or any Term Loan hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

                (a) the representations and warranties contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, or any Lender;

                (d) no Material Adverse Change shall have occurred since August 31, 2006;

                (e) each draw under Term Loan B hereunder shall be subject to the following conditions precedent:

                        (i) Agent is in receipt of a third-party quality of earnings audit in form and substance acceptable to Lenders;

                        (ii) Agent shall have received evidence satisfactory in all respects to the Agent that such draw under Term Loan B is to be used by Borrowers to finance a Permitted Acquisition;

                        (iii) Agent shall have received, and be satisfied with, true and complete copies of all agreements to effect the Permitted Acquisition, and any other documents reasonably requested by Agent in connection therewith, to be financed with the proceeds of such draw under Term Loan B;

                        (iv) the proposed draw under Term Loan B is in an amount not less than $1,000,000;

                        (v) any and all agreements, instruments and documents (including, without limitation, financing statements) required to be executed, delivered and/or filed in order to create, in favor of Agent, a first priority fully perfected security interest (A) in the case of an asset purchase, in the then existing and thereafter arising assets being purchased with the proceeds of such draw and (B) in the case of a Stock purchase, the Stock and the then existing and thereafter arising assets of such company being purchased with such draw, in each case shall have been properly executed, delivered and/or filed in each office in each jurisdiction necessary to create in favor of Agent a first priority fully perfected security interest in such assets and/or Stock, and Agent shall be satisfied, in its sole and absolute discretion, with the nature and extent of the rights and remedies afforded Agent under applicable law;

                        (vi) this Agreement (including all financial covenants and all other affirmative and negative covenants) shall have been amended as Agent requires in its sole discretion to reflect the Permitted Acquisition and the draw under Term Loan B and their impact on Borrowers' business, assets, financial condition and prospects; and

                        (vii) Borrowers shall have delivered, and the Agent shall have approved of, a certificate in connection with the Permitted Acquisition to be financed with the proceeds of such draw under Term Loan B reflecting that, on a pro forma basis before and after giving effect to such acquisition, the sum of (i) the outstanding Advances, (ii) the unpaid balance of Term Loan A, (iii) the unpaid balance of the Term Loan B, and (iv) the proposed draw under Term Loan B will not exceed the product of the Acquisition Multiple times the Pro Forma TTM EBITDA.

         3.3 Term. This Agreement shall continue in full force and effect for a term ending on November 30, 2010 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.4 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations, and (c) making adequate provision for any contingent or unliquidated Obligations related to claims, causes of action, or liabilities that have been asserted or threatened against the Agent or Lenders, or that otherwise can be reasonably identified based on the then known facts and circumstances). No termination of this Agreement, however, shall relieve or discharge Borrowers or their Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

         3.5 Early Termination by Borrowers. Borrowers have the option, at any time upon 60 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement and terminate the Commitments hereunder by paying to Agent, in cash, the sum of the full amount of the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations, and (c) making adequate provision for any contingent or unliquidated Obligations related to claims, causes of action, or liabilities that have been asserted or threatened against the Agent or Lenders, or that otherwise can be reasonably identified based on the then known facts and circumstances), and the otherwise applicable Early Termination Fee. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or
(ii) causing the original Letters of Credit to be returned to the Issuing Lender, (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations, and (c) making adequate provision for any contingent or unliquidated Obligations related to claims, causes of action, or liabilities that have been asserted or threatened against the Agent or Lenders, or that otherwise can be reasonably identified based on the then known facts and circumstances), in full, together with the Early Termination Fee, on the date set forth as the date of termination of this Agreement in such notice.

4.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance or Term Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Advance or Term Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         4.1 No Encumbrances. Each Borrower and its Subsidiaries has good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their Real Property, in each case, free and clear of Liens except for Permitted Liens.

         4.2 Healthcare Matters.

                (a) Each Borrower and its respective Subsidiaries (i) has all material permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Payors, accreditation agencies and any other Person(s), necessary or required for each Borrower or such Subsidiary to own the assets that it now owns, to carry on its business as now conducted, to execute, deliver and perform its Obligations under the Loan Documents, and to receive payments on Accounts from the applicable Payors, and (ii) is in compliance with all laws, rules, regulations, orders, decrees and directions of any Governmental Authority (including, without limitation, the Medicare Act, the rules and regulations of HCFA under the Medicare Act, the applicable Medicaid laws and HIPAA) applicable to the Accounts or any contracts relating thereto, or applicable to the business and properties of any Borrower or such Subsidiary, a violation of which would or could materially and adversely affect the ability of any Borrower or such Subsidiary to carry out its Obligations hereunder or with respect to the Accounts. Except as has been disclosed to Agent in writing prior to the Closing Date, no Borrower or any of their respective Subsidiaries has been notified by any such Payor, accreditation agency or any other Person, during the 24 month period immediately preceding the date of this Agreement, that such Person has rescinded or not renewed, or intends to rescind or not renew, any such permit, license, accreditation, certification, authorization, approval, consent or agreement granted by it to any Borrower or to which it and any Borrower or such Subsidiary are parties. Without limiting the generality of the foregoing, to Borrowers' and each of Borrowers' Subsidiaries' knowledge, there have not been, and there currently are no pending licensure, certification, or other enforcement actions by the Centers for Medicare and Medicaid Services. To Borrowers' and each of Borrowers' Subsidiaries' knowledge, if Borrowers and their respective Subsidiaries were surveyed for compliance with relevant licensing criteria, Borrowers and such Subsidiaries would be found to be in substantial compliance with such requirements, sufficient to maintain their respective license and Medicare certifications.

                (b) None of the Borrowers maintains Medicare provider or Medicaid provider status nor is any Borrower required to maintain any such status to carry on its business as now conducted or to carry out its Obligations hereunder. Schedule 4.2(b) contains, as of the Closing Date, the respective provider identification numbers of each physician to whom any Borrower provides billing, practice management or related services. The Borrowers shall provide Agent with an updated Schedule 4.2(b) as promptly as possible and in any event within twenty-five (25) days following Agent's request therefor; provided that, in the absence of a Default or Event of Default, the Borrowers will not be required to update Schedule 4.2(b) more frequently than twice per calendar year.

                (c) No Borrower or any of their respective Subsidiaries is required to be accredited by JCAHO. Each Borrower and each of their respective Subsidiaries is in good standing with the respective governmental, quasi-governmental and other third party Payors and regulatory agencies that now or hereafter are expected to deal with each such Borrower or such Subsidiaries.

                (d) To Borrowers' and each of their respective Subsidiaries' knowledge, no Borrower or any such Subsidiary has committed any act that has been or may be deemed an "unlawful act" in violation of or has ever been notified that it is subject to any suspension or revocation action, or the subject of any investigation, civil investigative demand, or action.

                (e) To Borrowers' and each of their respective Subsidiaries' knowledge, no Borrower or such Subsidiary has presented or caused to be presented any claim that is in violation of law.

                (f) To Borrowers' and each of their respective Subsidiaries' knowledge, no Borrower or such Subsidiary has submitted any claim for payment that violates the federal False Claims Act, as codified at 31 U.S.C. ss. 3729.

                (g) No Borrower or any of their respective Subsidiaries, nor any director, officer, nor to Borrowers' or such Subsidiaries' knowledge, any employee of any Borrower or such Subsidiary, nor any manager or agent acting on behalf of or for the benefit thereof, has directly or indirectly solicited, received, paid or offered to pay any illegal remuneration in violation of the Medicare and Medicaid Anti-Kickback Statute, as codified at 42 U.S.C. ss. 1320a-7b(b).

                (h) No Borrower or any of their respective Subsidiaries, nor any director, officer, nor to Borrowers' or such Subsidiaries' knowledge, any employee of any Borrower or such Subsidiary, have been convicted of or indicted for a Medicare, Medicaid or other Federal health care program (as defined in 42 U.S.C. ss. 1320a-7b(f)) offense, or convicted of or indicted for a violation of federal or state law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation, or a crime involving controlled substances, nor have they been debarred, excluded or suspended from participation in any Medicare, Medicaid or any other Federal health care program, or been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any court or governmental agency. At no time during the conduct of Borrowers' or their respective Subsidiaries' business has any Borrower or such Subsidiary arranged or contracted with (by employment or otherwise) any individual or entity excluded or suspended from participation in a Federal health care program for the provision of items or services for which payment may be made under such Federal health care program.

                (i) No Borrower or any of their respective Subsidiaries (or any executive officer or manager of any of them):

                        (i) has had a civil monetary penalty assessed against any of them under the Social Security Act ("SSA") Section 1128(a);

                        (ii) has been excluded from participation under the Medicare program or under a State health care program as defined in SSA Section 1128(h) ("State Health Care Program"); or

                        (iii) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1127(a) and (b)(1), (2), or (3); (A) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program; (B) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service; (C) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;
(D) federal or state laws relating to the interference with or obstruction of any investigations into any criminal offenses described in clauses (A) through
(C) above; or (E) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

         4.3 Equipment. Each material item of Equipment of Borrowers and their Subsidiaries is used or held for use in their business and is in good working order, ordinary wear and tear and damage by casualty excepted.

         4.4 Location of Inventory and Equipment. The Inventory and Equipment (other than vehicles or Equipment out for repair) of Borrowers and their Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule
4.4 (as such Schedule may be updated pursuant to Section 5.9).

         4.5 Inventory Records. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

         4.6 Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

                (a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Borrower and each of its Subsidiaries is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

                (b) The chief executive office of each Borrower and each of its Subsidiaries is located at the address indicated on Schedule 4.6(b) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.9).

                (c) Each Borrower's and each of its Subsidiaries' tax identification numbers and each Borrower's and each of its Subsidiaries' (other than the Shell Entities) organizational identification numbers, if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

                (d) As of the Closing Date, Borrowers and their Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 4.6(d).

         4.7 Due Organization and Qualification; Subsidiaries.

                (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

                (b) Set forth on Schedule 4.7(b) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.16), is a complete and accurate description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.7(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Other than as described on Schedule 4.7(b), no Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                (c) Set forth on Schedule 4.7(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.16), is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) other than the Shell Entities, the number of shares of each class of common and preferred Stock authorized for each of such Subsidiary, and (iii) other than the Shell Entities, the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                (d) Except as set forth on Schedule 4.7(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         4.8 Due Authorization; No Conflict.

                (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

                (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate in any material respect any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower,

(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

                (c) Other than the filing of financing statements, and other filings or actions necessary to perfect Liens granted to Agent in the Collateral, the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                (e) The Agent's Liens are validly created, perfected (other than (i) in respect of motor vehicles and (ii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.12, and subject only to the filing of financing statements and the recordation of the Mortgages), and first priority Liens, subject only to Permitted Liens.

                (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

                (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate in any material respect any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

                (h) Other than the filing of financing statements, and other filings or actions necessary to perfect Liens granted to Agent in the Collateral, the execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         4.9 Litigation. Other than those matters disclosed on Schedule 4.9 and other than matters arising after the Closing Date that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of each Borrower, threatened against any Borrower or any of its Subsidiaries.

         4.10 No Material Adverse Change. All financial statements relating to Borrowers and their Subsidiaries that have been delivered by Borrowers to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments and, in the case of Rand Medical Billing, Inc., On-Line Alternatives, Inc., and On Line Payroll Services, Inc, were prepared on a cash, not accrual, basis) and present fairly in all material respects, Borrowers' and their Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers and their Subsidiaries since August 31, 2006.

         4.11 Fraudulent Transfer.

                (a) Each Borrower, other than Parent, and each Subsidiary of a Borrower is Solvent.

                (b) Parent, on a consolidated basis, is Solvent.

                (c) No transfer of property is being made by any Borrower or any Subsidiary of a Borrower and no obligation is being incurred by any Borrower or any Subsidiary of a Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers or their Subsidiaries.

         4.12 Employee Benefits. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         4.13 Environmental Condition. Except as set forth on Schedule 4.13, (a) to Borrowers' knowledge, none of Borrowers' or their Subsidiaries' properties or assets has ever been used by Borrowers, their Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' nor their Subsidiaries' properties or assets has ever been designated or identified pursuant to and in violation of any applicable Environmental Law as a Hazardous Materials disposal site, (c) none of Borrowers nor any of their Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers or their Subsidiaries, and (d) none of Borrowers nor any of their Subsidiaries have received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower or any Subsidiary of a Borrower resulting in the releasing or disposing of Hazardous Materials into the environment in material violation of any applicable Environmental Laws.

         4.14 Intellectual Property. Each Borrower and each Subsidiary of a Borrower owns, or holds licenses in, all material trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule
4.14 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Borrower or one of its Subsidiaries is the owner or is an exclusive licensee; provided, however, that Borrowers may amend Schedule 4.14 to add additional property so long as such amendment occurs by written notice to Agent not less than 10 days before the date on which a Borrower or any Subsidiary of Borrower acquires any such property after the Closing Date.


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

         4.15 Leases. Borrowers and their Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating and all of such material leases are valid and subsisting and no material default by Borrowers or their Subsidiaries exists under any of them.

         4.16 Deposit Accounts and Securities Accounts. Set forth on Schedule
4.16 is a listing of all of Borrowers' and their Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

         4.17 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrowers or their Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers or their Subsidiaries in writing to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrowers' good faith estimate of their and their Subsidiaries' future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such projections and forecasts are subject to uncertainties and contingencies, many of which are beyond the control of Borrowers and their Subsidiaries and no assurances can be given that such projections or forecasts will be realized).

         4.18 Indebtedness. Set forth on Schedule 4.18 is a true and complete list of all Indebtedness of each Borrower and each Subsidiary of a Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness and the principal terms thereof.

         4.19 Shell Entities. As of the Closing Date, none of the Shell Entities has any business operations, owns any material assets or has any material liabilities.

         4.20 Rand Accounts. As of the Closing Date, none of Rand's accounts payable is more than thirty (30) days past due.

         4.21 Commerce Bank. As of the Closing Date, no amounts are owing by Rand to either First Commerce Bank or Bankers/Softech.

5.       AFFIRMATIVE COVENANTS.

                  Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrowers shall and shall cause each of their respective Subsidiaries (including the Shell Entities solely with respect to Sections 5.7 and 5.10) to do all of the following:

         5.1 Accounting System. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrowers also shall keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries' sales.

         5.2 Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the reports set forth on Schedule 5.2 at the times specified therein.


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

         5.3 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth on Schedule 5.3 at the times specified therein. In addition, Parent agrees that no Subsidiary of Parent will have a fiscal year different from that of Parent.

         5.4 Guarantor Reports. Cause each Guarantor to deliver its annual financial statements at the time when Parent provides its audited financial statements to Agent, but only to the extent such Guarantor's financial statements are not consolidated with Parent's financial statements.

         5.5 Inspection. Permit Agent, each Lender, and each of their duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent or any such Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Administrative Borrower.

         5.6 Maintenance of Properties. Maintain and preserve all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear, tear, and casualty excepted (and except where the failure to do so could not be expected to result in a Material Adverse Change), and comply at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

         5.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers, their Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will and will cause their Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Borrower or Subsidiary of a Borrower has made such payments or deposits.

         5.8 Insurance.

                (a) At Borrowers' expense, maintain insurance respecting their and their Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrowers shall deliver binders and, if requested by Agent, copies of all such policies to Agent with an endorsement naming Agent as the sole loss payee (under a satisfactory lender's loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

                (b) Administrative Borrower shall give Agent prompt notice of any loss exceeding $250,000 covered by such insurance. So long as no Event of Default has occurred and is continuing, Borrowers shall have the exclusive right to adjust any losses payable under any such insurance policies which are less than $250,000. Following the occurrence and during the continuation of an Event of Default, or in the case of any losses payable under such insurance exceeding $250,000, Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrowers whatsoever in respect of such adjustments.


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

         5.9 Location of Inventory and Equipment. Keep Borrowers' and their Subsidiaries' Inventory and Equipment (other than vehicles and Equipment out for repair) only at the locations identified on Schedule 4.5 and their chief executive offices only at the locations identified on Schedule 4.6(b); provided, however, that Administrative Borrower may amend Schedule 4.4 or Schedule 4.6 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides Agent a Collateral Access Agreement with respect thereto.

         5.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

         5.11 Leases. Pay when due all rents and other amounts payable under any material leases to which any Borrower or any Subsidiary of a Borrower is a party or by which any Borrower's or any of its Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         5.12 Existence. At all times preserve and keep in full force and effect each Borrower's and each of its Subsidiaries', valid existence and good standing and, except as could not reasonably be expected to result in a Material Adverse Change, any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

         5.13 Environmental.

                (a) Keep any property either owned or operated by any Borrower or any Subsidiary of a Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in violation of Environmental Laws from or onto property owned or operated by any Borrower or any Subsidiary of a Borrower and take any Remedial Actions required to abate said release and come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower or any Subsidiary of a Borrower,
(ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower or any Subsidiary of a Borrower, and
(iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

         5.14 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

         5.15 Control Agreements. Take all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso contained in Section 6.12) all of its Securities Accounts, Deposit Accounts, electronic chattel paper, investment property, and letter-of-credit rights.

         5.16 Formation of Subsidiaries. At the time that any Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Borrower or such Guarantor shall (a) cause such new Subsidiary to provide to Agent a joinder to this Agreement and the Guaranty and the Security Agreement, as Agent may require in its discretion, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (c) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.16 shall be a Loan Document.

         5.17 Further Assurances. At any time upon the request of Agent, Borrowers shall execute or deliver to Agent, and shall cause their Subsidiaries to execute or deliver to Agent, any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (collectively, the "Additional Documents") that Agent may request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent's Liens in all of the properties and assets of Borrowers and their Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired by Borrowers or their Subsidiaries after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrowers authorize Agent to execute any such Additional Documents in Borrowers' or their Subsidiaries' names, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office.

         5.18 Healthcare Covenants.

                (a) To the extent they are material or if requested by Agent, furnish to Agent within thirty (30) days of receipt a copy of any healthcare related licensure and annual or biannual certification survey report and any statement of deficiencies and any survey (other than the annual or biannual survey) indicating a violation or deficiency, and within the time period required by the particular agency for submission, a copy of the plan of correction with respect thereto if such plan of correction is required by such agency issuing the statement of deficiency or notice of violation, and correct or cause to be corrected any deficiency or violation within the time period required for cure by such agency, subject to such agency's normal appeal process, if such deficiency or violation could adversely affect either the right to continue participation in Medicare, Medicaid or their reimbursement programs for existing patients or the right to admit new Medicare patients, Medicaid patients or other reimbursement program patients or result in the loss or suspension of any licenses and permits to operate the business of any of the Borrowers or their respective Subsidiaries;

                (b) To the extent they are material or if requested by Agent, furnish to Agent within thirty (30) days of receipt by any Borrower or its Subsidiaries, any and all notices disclosing an investigation by or adverse finding from any licensing, certifying or reimbursement agencies including, without limitation, any finding that such Borrower's or such Subsidiaries' license, Medicare or Medicaid certification or entitlement to payments pursuant to any reimbursement contract or program of any of Borrowers or any such Subsidiary is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend any rights pursuant to the license, certification or reimbursement contract or program of any of Borrowers or such Subsidiaries;

                (c) To the extent they are material or if requested by Agent, furnish to Agent within thirty (30) days of the date of the required filing of cost reports of each Borrower and its Subsidiaries with Medicaid, Medicare or other applicable agency or pursuant to any reimbursement contract or program, or the date of actual filing of such cost report of each such Borrower and such Subsidiaries, whichever is earlier, a complete and accurate copy of the annual

Medicaid, Medicare and other cost reports for each such Borrower and its Subsidiaries, which will be prepared by an independent certified public accountant or by an experienced cost report preparer acceptable to Agent, and promptly furnish to Agent any amendments filed with respect to such reports and all responses, audit reports or inquiries with respect to such reports;

                (d) Conduct its operations in a prudent manner in compliance with applicable laws and regulations relating thereto and cause all licenses, permits, certificates of need, reimbursement contracts and programs, and any other agreements necessary for such operations or as may be necessary for participation in Medicaid, Medicare, and other applicable reimbursement programs;

                (e) Promptly notify Agent in the event of any action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or may be asserted by a Payor with respect to any Account (except for denials of Governmental Receivables, which shall be disclosed on a monthly basis by each Borrower to Agent). This Section does not require each Borrower to provide a notice of denial to Agent in those cases where each such Borrower reasonably believes that a Payor's notice of denial will be reversed upon the submission of supplemental information to the Payor; and

                (f) Make all payments to the applicable Payor necessary to prevent such Payor from offsetting any earlier overpayment to each such Borrower against any amount the Payor may owe on any Accounts.

         5.19 Shell Entities. On or before thirty days following the Closing Date, the Borrowers shall deliver to Agent evidence satisfactory to Agent in its sole discretion that each of the Shell Entities has been either merged into the Parent or dissolved.

         5.20 Bank Accounts. On or before thirty days following the Closing Date, Borrowers shall deliver to Agent control agreements in form and substance satisfactory to Agent in its sole discretion with respect to each bank account of On Line Payroll Services, Inc., On-Line Alternatives, Inc., and Rand Medical Billing, Inc.

         5.21 Status in Illinois. On or before ten days following the Closing Date, Borrowers shall deliver to Agent evidence that Integrated Physician Solutions, Inc. is in good standing with the Secretary of State of Illinois.

         5.22 Status in Texas. On or before January 16, 2007, Medical Billing Services, Inc. shall file its 2006 Franchise Tax Report with the Texas Comptroller of Public Accounts.

         5.23 JPMorgan Chase Accounts. On or before two days following the Closing Date, Borrowers shall cause to be delivered to Agent control agreements in form and substance satisfactory to Agent in its sole discretion with regard to each account of Borrowers at JPMorgan Chase Bank, N.A.

         5.24 Prosperity Account. On or before fourteen days following the Closing Date, Borrowers shall deliver to Agent evidence that bank account number 3098851 at Prosperity Bank has been closed.

         5.25 Commerce Bank. On or before five days following the Closing Date, Borrowers shall deliver to Agent (a) either a termination of Financing Statement number 06-7079803797 with the California Secretary of State or an authorization for Agent to terminate same and (b) if such filings have not lapsed, either terminations of Financing Statements #0133360063 and #0133360061 with the California Secretary of State or an authorization for Agent to terminate same.

6.       NEGATIVE COVENANTS.

                  Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrowers will not and will not permit any of their respective Subsidiaries (other than the Shell Entities) to do any of the following:

         6.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

                (b) Indebtedness set forth on Schedule 4.18 and any Refinancing Indebtedness in respect of such Indebtedness,

                (c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

                (d) endorsement of instruments or other payment items for deposit,

                (e) Permitted Seller Debt, and

                (f) Indebtedness composing Permitted Investments.

         6.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

         6.3 Restrictions on Fundamental Changes.

                (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock,

                (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution),

                (c) Suspend or go out of a substantial portion of its or their business.

         6.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of the assets of any Borrowers or any Subsidiary of a Borrower.

         6.5 Change Name. Change any Borrower's or any of its Subsidiaries' name, organizational identification number, state of organization or organizational identity; provided, however, that a Borrower or a Subsidiary of a Borrower may change its name upon at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Borrower or such Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent's Liens.

         6.6 Nature of Business. Make any change in the nature of their business as described in Schedule 6.6 or acquire any properties or assets that are not reasonably related to the conduct of such business activities.

         6.7 Prepayments and Amendments. Except in connection with Refinancing Indebtedness permitted by Section 6.1,

                (a) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower or any Subsidiary of a Borrower, other than the Obligations in accordance with this Agreement,

                (b) make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions, or

                (c) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.1(b) or (c).

         6.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         6.9 Consignments. Consign any of their Inventory or sell any of their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         6.10 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding; notwithstanding the foregoing, if no Default or Event of Default has occurred and is continuing, a Borrower may, consistent with past practices of Borrowers, advance or distribute cash to another Borrower; provided further, however, that notwithstanding anything to the contrary contained herein, nothing in this Section 6.10 shall operate to prevent payment by any Borrower to Parent of cash distributions in an amount sufficient to allow payment to pay the consolidated tax liabilities of Parent.

         6.11 Accounting Methods. Modify or change their fiscal year or their method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' or their Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding Borrowers' and their Subsidiaries' financial condition.

         6.12 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Administrative Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $25,000 at any one time unless Administrative Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments. Subject to the foregoing proviso Borrowers shall not and shall not permit their Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account. Notwithstanding the foregoing, this Section 6.12 will not be breached by Investments in any Deposit Account or Securities Account as to which Agent has not received a Control Agreement but solely during the respective time periods and solely with regard to the respective depository institutions for which control agreements are not required under the terms of Sections 5.20, 5.23 and 5.24.

         6.13 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower or any Subsidiary of a Borrower except for:

                (a) transactions (other the payment of management, consulting, monitoring, or advisory fees or employment agreements or employee benefit arrangements) between Borrowers or their Subsidiaries, on the one hand, and any Affiliate of Borrowers or their Subsidiaries, on the other hand, so long as such transactions (i) are upon fair and reasonable terms, (ii) are fully disclosed to Agent if they involve one or more payments by any Borrower or any of Subsidiary of a Borrower in excess of $100,000 for any single transaction or series of transactions, and (iii) are no less favorable to Borrowers or their Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate; and

                (b) the payment of reasonable fees, compensation, or employee benefit arrangements to, and any indemnity provided for the benefit of, outside directors of Parent in the ordinary course of business and consistent with industry practice.

         6.14 Use of Proceeds. (a) Use the proceeds of the Advances and the Term Loan A for any purpose other than, on the Closing Date (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, (ii) to finance the acquisitions of On-Line Alternatives, Inc., On Line Payroll Services, Inc. and Rand and (iii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, (b) thereafter, use the proceeds of the Advances for any purpose other than working capital needs, consistent with the terms and conditions hereof; provided, however, that the proceeds of Advances may not be used in connection with any acquisition, whether or not constituting a Permitted Acquisition, and (c) thereafter, use the proceeds of the Term Loan B for any purpose other than Permitted Acquisitions, consistent with the terms and conditions hereof.

         6.15 Inventory and Equipment with Bailees. Store the Inventory or Equipment of Borrowers or their Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party.

         6.16 Financial Covenants.

         (a) Minimum TTM EBITDA. Fail to achieve TTM EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the twelve month period ending as of the measurement date set forth opposite thereto:

--------------------------------------------------------------------------------
     Applicable Amount                       Measurement Date
--------------------------------------------------------------------------------
         $2,250,000                         December 31, 2006
--------------------------------------------------------------------------------
         $2,300,000                          January 31, 2007
--------------------------------------------------------------------------------
         $2,300,000                         February 28, 2007
--------------------------------------------------------------------------------
         $2,300,000                           March 31, 2007
--------------------------------------------------------------------------------
         $2,300,000                           April 30, 2007
--------------------------------------------------------------------------------
         $2,300,000                            May 31, 2007
--------------------------------------------------------------------------------
         $2,300,000                           June 30, 2007
--------------------------------------------------------------------------------
         $2,300,000                           July 31, 2007
--------------------------------------------------------------------------------
         $2,300,000                          August 31, 2007
--------------------------------------------------------------------------------
         $2,450,000                         September 30, 2007
--------------------------------------------------------------------------------
         $2,450,000                          October 31, 2007
--------------------------------------------------------------------------------
         $2,500,000                         November 30, 2007
--------------------------------------------------------------------------------
         $2,500,000                         December 31, 2007
--------------------------------------------------------------------------------
         $2,600,000                          January 31, 2008
--------------------------------------------------------------------------------
         $2,700,000                         February 29, 2008
--------------------------------------------------------------------------------
         $2,800,000                           March 31, 2008
--------------------------------------------------------------------------------
         $2,900,000                           April 30, 2008
--------------------------------------------------------------------------------
         $2,900,000                            May 31, 2008
--------------------------------------------------------------------------------
         $2,900,000                           June 30, 2008
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         $3,000,000                           July 31, 2008
--------------------------------------------------------------------------------
         $3,000,000                          August 31, 2008
--------------------------------------------------------------------------------
         $3,250,000                         September 30, 2008
--------------------------------------------------------------------------------
         $3,250,000                          October 31, 2008
--------------------------------------------------------------------------------
         $3,300,000                         November 30, 2008
--------------------------------------------------------------------------------
         $3,400,000                         December 31, 2008
--------------------------------------------------------------------------------
         $3,400,000                          January 31, 2009
--------------------------------------------------------------------------------
         $3,500,000                         February 28, 2009
--------------------------------------------------------------------------------
         $3,500,000                           March 31, 2009
--------------------------------------------------------------------------------
         $3,600,000                           April 30, 2009
--------------------------------------------------------------------------------
         $3,700,000                            May 31, 2009
--------------------------------------------------------------------------------
         $3,700,000                           June 30, 2009
--------------------------------------------------------------------------------
         $3,800,000                           July 31, 2009
--------------------------------------------------------------------------------
         $3,800,000                          August 31, 2009
--------------------------------------------------------------------------------
         $3,900,000                         September 30, 2009
--------------------------------------------------------------------------------
         $4,000,000                          October 31, 2009
--------------------------------------------------------------------------------
         $4,000,000                         November 30, 2009
--------------------------------------------------------------------------------
         $4,100,000                         December 31, 2009
--------------------------------------------------------------------------------
         $4,100,000                          January 31, 2010
--------------------------------------------------------------------------------
         $4,200,000                         February 28, 2010
--------------------------------------------------------------------------------
         $4,200,000                           March 31, 2010
--------------------------------------------------------------------------------
         $4,300,000                           April 30, 2010
--------------------------------------------------------------------------------
         $4,300,000                            May 31, 2010
--------------------------------------------------------------------------------
         $4,400,000                           June 30, 2010
--------------------------------------------------------------------------------
         $4,500,000                           July 31, 2010
--------------------------------------------------------------------------------
         $4,500,000                          August 31, 2010
--------------------------------------------------------------------------------
         $4,500,000                         September 30, 2010
--------------------------------------------------------------------------------
         $4,600,000                          October 31, 2010
--------------------------------------------------------------------------------
         $4,600,000                         November 30, 2010
--------------------------------------------------------------------------------
         $4,750,000         December 31, 2010 and for month ending thereafter
--------------------------------------------------------------------------------

Concurrently with the closing of each Permitted Acquisition, the EBITDA levels for each month shall be adjusted to 85% of TTM EBITDA for such month as set forth in the most recent Projections of Parent (as adjusted to take into account Projected Pro Forma Target EBITDA).

                (b) Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured as of quarter-end, less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

--------------------------------------------------------------------------------

    Applicable Ratio                      Applicable Period
--------------------------------------------------------------------------------
       1.40:1.00                        For the fiscal quarter
                                        ending March 31, 2007
--------------------------------------------------------------------------------
       1.40:1.00       For the two fiscal quarter period ending as of June 30,
                                                 2007
--------------------------------------------------------------------------------
       1.40:1.00           For the three fiscal quarter period ending as of
                                          September 30, 2007
--------------------------------------------------------------------------------
       0.70:1.00           For the four fiscal quarter period ending as of
                                          December 31, 2007
--------------------------------------------------------------------------------
       0.70:1.00              For the four fiscal quarter period ending
                                            March 31, 2008
--------------------------------------------------------------------------------
       0.70:1.00           For the four fiscal quarter period ending as of
                                            June 30, 2008
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       0.70:1.00           For the four fiscal quarter period ending as of
                                          September 30, 2008
--------------------------------------------------------------------------------
       1.00:1.00           For the four fiscal quarter period ending as of
                                          December 31, 2008
--------------------------------------------------------------------------------
       1.20:1.00        For the four fiscal quarter period ending as of March
                       31, 2008 and for each four fiscal quarter period ending
                                              thereafter
--------------------------------------------------------------------------------


                (c) Senior Leverage Ratio. Have a Senior Leverage Ratio, measured on a month-end basis, more than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

--------------------------------------------------------------------------------

  Applicable Ratio                          Applicable Date
--------------------------------------------------------------------------------
      2.50:1.00                            December 31, 2006
--------------------------------------------------------------------------------
      2.50:1.00                             January 31, 2007
--------------------------------------------------------------------------------
      2.50:1.00                            February 28, 2007
--------------------------------------------------------------------------------
      2.50:1.00                              March 31, 2007
--------------------------------------------------------------------------------
      2.50:1.00                              April 30, 2007
--------------------------------------------------------------------------------
      2.25:1.00                               May 31, 2007
--------------------------------------------------------------------------------
      2.25:1.00                              June 30, 2007
--------------------------------------------------------------------------------
      2.25:1.00                              July 31, 2007
--------------------------------------------------------------------------------
      2.25:1.00                             August 31, 2007
--------------------------------------------------------------------------------
      2.25:1.00                            September 30, 2007
--------------------------------------------------------------------------------
      2.25:1.00                             October 31, 2007
--------------------------------------------------------------------------------
      2.25:1.00          November 30, 2007 as for each month ending thereafter
--------------------------------------------------------------------------------


                (d) Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

--------------------------------------------------------------------------------

    Fiscal Year 2006       Fiscal Year 2007       Fiscal Year 2008 and each
                                                Fiscal Year ending thereafter
--------------------------------------------------------------------------------

        $230,000               $300,000                    $250,000
--------------------------------------------------------------------------------

7. EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         7.1 If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;

         7.2 If Borrowers or any Subsidiary of any Borrower

                (a) fails to perform or observe any covenant or other agreement contained in any of Sections 2.7, 5.2, 5.3, 5.4, 5.5, 5.8, 5.12, 5.14, 5.16,
5.17, 5.18 and 6.1 through 6.16 of this Agreement or Section 6 of the Security Agreement;

                (b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.6, 5.7, 5.9, 5.10, 5.11 and 5.15 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) written notice thereof is given to Administrative Borrower by Agent; or

                (c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 7 (in which event such other provision of this Section 7 shall govern), and such failure continues for a period of 20 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) written notice thereof is given to Administrative Borrower by Agent;

         7.3 If any material portion of any Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Borrower or the applicable Subsidiary;

         7.4 If an Insolvency Proceeding is commenced by any Borrower or any Subsidiary of a Borrower;

         7.5 If an Insolvency Proceeding is commenced against any Borrower or any Subsidiary of a Borrower, and any of the following events occur: (a) the applicable Borrower or Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any Subsidiary of a Borrower, or (e) an order for relief shall have been issued or entered therein;

         7.6 If any Borrower or any Subsidiary of a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         7.7 If one or more judgments, orders, or awards involving an aggregate amount of $100,000 or more (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing) shall be entered or filed against any Borrower or any Subsidiary of any Borrower or with respect to any of their respective assets, and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by the applicable Borrower or the applicable Subsidiary;

         7.8 If there is a default in one or more agreements to which any Borrower or any Subsidiary of a Borrower is a party with one or more third Persons relative to Indebtedness of any Borrower or any Subsidiary of any Borrower involving an aggregate amount of $100,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised and irrespective of whether such right is restricted in a subordination agreement executed in favor of Agent, to accelerate the maturity of the applicable Borrower's or Subsidiary's obligations thereunder;

         7.9 If any warranty, representation, statement, or Record made herein or in any other Loan Document or delivered to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

         7.10 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor, or any such Guarantor becomes the subject of an Insolvency Proceeding;

         7.11 If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

         7.12 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Subsidiary of a Borrower, or a proceeding shall be commenced by any Borrower or any Subsidiary of a Borrower, or by any Governmental Authority having jurisdiction over any Borrower or any Subsidiary of a Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower or any Subsidiary of a Borrower shall deny that it has any liability or obligation purported to be created under any Loan Document; or.

         7.13 If there is a loss, cancellation, suspension or revocation of, or failure to renew, any contract now held or hereafter acquired by any Loan Party or any of its Subsidiaries and such loss, cancellation, suspension, revocation or failure to renew relates to contracts which, in the aggregate, contribute 10% or more of the net consolidated revenues of the Parent.

8. THE LENDER GROUP'S RIGHTS AND REMEDIES.

         8.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrowers:

                (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

                (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations; and

                (d) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 7.4 or Section 7.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrowers.

         8.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

9. TAXES AND EXPENSES.

                  If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and with notice to Parent either contemporaneously therewith or promptly thereafter, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves against the Borrowing Base or the Maximum Revolver Amount as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 5.8 hereof, obtain and maintain insurance policies of the type described in Section 5.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

10.      WAIVERS; INDEMNIFICATION.

         10.1 Demand; Protest; etc.. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Borrower may in any way be liable.

         10.2 The Lender Group's Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

         10.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages (other than Excluded Taxes), and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers' and their Subsidiaries' compliance with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Parent or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities and Costs or Remedial Actions related in any way to any such assets or properties of Parent or any of its Subsidiaries (each and all of the foregoing, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section
10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

     If to Administrative Borrower:    Orion HealthCorp, Inc.
                                       1805 Old Alabama Road, Suite 350
                                       Roswell, Georgia 30076
                                       Attn:  Terrence L. Bauer
                                       Fax No.:  678 832-1888




     with copies to:                   Benesch, Friedlander Coplan & Aronoff LLP
                                       2300 BP Tower, 200 Public Square
                                       Cleveland, OH 44114
                                       Attn: Douglas Haas, Esq.
                                       Fax: No. 216.363.4588

     If to Agent:                      WELLS FARGO FOOTHILL, INC.
                                       2450 Colorado Avenue
                                       Suite 3000 West
                                       Santa Monica, CA  90404
                                       Attn:  Specialty Finance Manager
                                       Fax No.:  (310) 453-7422
     with copies to:                   Jenkens & Gilchrist, LLP
                                       12100 Wilshire Blvd., 15th Floor
                                       Los Angeles, California  90025
                                       Attn:  Gary Samson, Esq.
                                       Fax No.:  (310) 820-8859

                  Agent and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

                (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                (d) NO ACTION SEEKING ENFORCEMENT OF, OR ANY OTHER LEGAL REMEDY FOUNDED ON, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE COMMENCED IN THE STATE OF CALIFORNIA IN VIOLATION OF SECTION 12(C); PROVIDED THAT IN THE EVENT THAT ANY SUCH ACTION IS COMMENCED OR MAINTAINED IN VIOLATION THEREOF AND THE

WAIVER OF JURY TRIAL SET FORTH ABOVE IS NOT ENFORCEABLE, BORROWERS AND EACH MEMBER OF THE LENDER GROUP HEREBY ELECT TO PROCEED AS FOLLOWS: (I) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A REFEREE OR REFEREES TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT ANY SUCH ISSUES PERTAINING TO A "PROVISIONAL REMEDY" AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) BORROWERS SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         13.1 Assignments and Participations.

                (a) Any Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all or any portion, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by the Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of whom is an Affiliate of each other or a fund or account managed by any such new Lender or an Affiliate of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by the Agent, the assigning Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

                (b) From and after the date that Agent notifies the assigning Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among Borrowers, the assigning Lender, and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Section 15 and Section 16.7(a) of this Agreement.

                (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this


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

Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                (d) Immediately upon Agent's receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to
Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a "Participant") participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections of Borrowers or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.


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

                (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of
Section 16.7, disclose all documents and information which it now or hereafter may have relating to Borrowers and their Subsidiaries and their respective businesses.

                (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss. 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 hereof and, except as expressly required pursuant to
Section 13.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

14. AMENDMENTS; WAIVERS.

         14.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and Administrative Borrower (on behalf of all Borrowers), do any of the following:

                (a) increase or extend any Commitment of any Lender,

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

                (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                (d) change the Pro Rata Share that is required to take any action hereunder,

                (e) amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

                (f) other than as permitted by Section 15.12, release Agent's Lien in and to any of the Collateral,

                (g) change the definition of "Required Lenders" or "Pro Rata Share",

                (h) contractually subordinate any of the Agent's Liens,


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

                (i) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money,

                (j) amend any of the provisions of Section 2.4(b)(i) or (ii),

                (k) change the definition of Borrowing Base or the definitions of Maximum Revolver Amount, Term Loan A Amount, Term Loan B Amount, or change
Section 2.1(b), or

                (l) amend any of the provisions of Section 15.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

         14.2 Replacement of Holdout Lender.

                (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

                (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

         14.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.


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

15. AGENT; THE LENDER GROUP.

         15.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 15. The provisions of this Section 15 (other than the proviso to Section 15.11(a)) are solely for the benefit of Agent, and the Lenders, and Borrowers and their Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrowers and their Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrowers and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         15.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         15.3 Liability of Agent. None of the Agent Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Borrowers or the books or records or properties of any of Borrowers' Subsidiaries or Affiliates.


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

         15.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         15.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
Section 8; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         15.6 Credit Decision. Each Lender acknowledges that none of the Agent Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent Related Persons.


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

         15.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrowers and their Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Borrowers or their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         15.8 Agent in Individual Capacity. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFF in its individual capacity.

         15.9 Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders (unless such notice is waived by the Required Lenders). If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.


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

         15.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

         15.11 Withholding Taxes.

                (a) With respect to all Taxes which are not Excluded Taxes, all payments made by any Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, each Borrower shall comply with the penultimate sentence of this Section 15.11(a). If any Non-Excluded Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Non-Excluded Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 15.11(a) after withholding or deduction for or on account of any Non-Excluded Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction) or the Agent's or Lender's failure to comply with Section 15.11(b) or Section 15.11(c) of this Agreement. Each Borrower will furnish to Agent as promptly as possible after the date the payment of any Tax is due written evidence of such payment by any Borrower. If a Lender or Agent determines, in its sole discretion, that it has received a refund credit of any Taxes as to which it has been indemnified by the Borrowers, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund credit to the respective Borrower
(but only to the extent of payments made by such Borrower under this Section
15.11 with respect to Taxes giving rise to such a refund credit), net of all reasonable out-of-pocket expenses of Agent or Lenders and without interest (other than any interest paid by the relevant governmental authority with respect to such a refund); provided, that each Borrower, upon the request of a Lender or Agent, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges, imposed by the relevant governmental authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to such Lender or Agent in the event such Lender or Agent is required to repay such refund to such governmental authority. Except as expressly provided for in this
Section 15.11, this Section shall not be construed to require any Lender or Agent to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other person.

                (b) If a Lender claims an exemption from United States income tax which is required to be withheld by Borrowers ("Withholding Tax"), Lender agrees with and in favor of Agent and any Borrower, to deliver to Agent and
Borrower:

                        (i) if such claim for exemption depends on portfolio interest exception as set forth in Sections 871(h) and 881(c) of the IRC, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or

(III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, at least fifteen (15) days before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Borrower;

                        (ii) if such claim of an exemption, or a reduction of, tax under a United States tax treaty, a properly completed and executed IRS Form W-8BEN at least fifteen (15) days before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Borrower;

                        (iii) if such claim depends on a representation that interest paid under this Agreement is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI at least fifteen (15) days before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Borrower; or

                        (iv) such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax at least fifteen (15) days before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Borrower.

Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (c) If a Lender claims an exemption from income tax for which Borrower is required by a jurisdiction other than the United States to withhold such tax ("Non-US Withholding Tax"), Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, Non-US Withholding Tax at least fifteen (15) days before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower.

Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (d) If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent and Administrative Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent and Borrowers will treat such Lender's documentation provided pursuant to Sections 15.11(b) or 15.11(c) as no longer valid. With respect to such percentage amount, Lender may provide new documentation, pursuant to Sections 15.11(b) or 15.11(c), if applicable at least fifteen (15) days prior to the effective date of such transfer or assignment.

                (e) If any Lender is entitled to a reduction in the applicable Withholding Tax or non-U.S. Withholding Tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable Withholding Tax after taking into account such reduction. If the forms or other documentation required by subsection (b) or (c) of this Section 15.11 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable Withholding Tax.

                (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that any Borrower or Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify any Borrower or Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold any Borrower or Agent harmless for all amounts paid, directly or indirectly, by any Borrower or Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to any Borrower or Agent under this
Section 15.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

         15.12 Collateral Matters. (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower or its Subsidiaries owned any interest at the time the Agent's Lien was granted nor at any time thereafter, or (iv) constituting property leased to a Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         15.13    Restrictions on Actions by Lenders; Sharing of Payments.

                (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         15.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 8 or
Article 9, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

         15.15 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

         15.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         15.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

                (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

                (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

                (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers' and their Subsidiaries' books and records, as well as on representations of Borrowers' personnel,

                (d) agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 16.7, and

                (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

         15.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         15.19 Bank Product Providers. Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Loan Document to the parties for whom Agent is acting; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider's right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified Agent in writing of the amount of any such liability owed to it prior to such distribution.

16. GENERAL PROVISIONS.

         16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.

         16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         16.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         16.5 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         16.6 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         16.7 Confidentiality.

                (a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 16.7, (iii) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (iv) as may be agreed to in advance by Administrative Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (v) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (vi) in connection with any assignment, participation or pledge of any Lender's interest under this Agreement, provided that any such assignee, participant, or pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (vii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 16.7(a) shall survive for 2 years after the payment in full of the Obligations.

                (b) Anything in this Agreement to the contrary notwithstanding, Agent may provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.

         16.8 Lender Group Expenses. Borrowers agree to pay any and all Lender Group Expenses promptly after demand therefor by Agent and agrees that their obligations contained in this Section 16.8 shall survive payment or satisfaction in full of all other Obligations.

         16.9 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act") hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender to identify Borrowers in accordance with the Act.

         16.10 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         16.11 Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of
(a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 16.11 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

                          [Signature pages to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                        ORION HEALTHCORP, INC.


                                        By:           /s/ Terrence L. Bauer
                                        Title:        President

                                        INTEGRATED PHYSICIAN SOLUTIONS, INC.


                                        By:           /s/ Terrence L. Bauer
                                        Title:        President


                                        MEDICAL BILLING SERVICES, INC.


                                        By:              /s/ Stephen H. Murdock
                                        Title:           Secretary


                                        ON-LINE ALTERNATIVES, INC.


                                        By:              /s/ Terrence L. Bauer
                                        Title:           Chief Executive Officer


                                        ON LINE PAYROLL SERVICES, INC.


                                        By:              /s/ Terrence L. Bauer
                                        Title:           Chief Executive Officer


                                        RAND MEDICAL BILLING, INC.


                                        By:              /s/ Terrence L. Bauer
                                        Title:           Chief Executive Officer



                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent
                                        and as a Lender


                                        By:           /s/ Daniel Morihiro
                                        Title:        Vice President

                                TABLE OF CONTENTS

                                                                            Page

1.   DEFINITIONS AND CONSTRUCTION..............................................1

     1.1      Definitions......................................................1

     1.2      Accounting Terms.................................................1

     1.3      Code.............................................................1

     1.4      Construction.....................................................1

     1.5      Schedules and Exhibits...........................................2

2.   LOAN AND TERMS OF PAYMENT.................................................2

     2.1      Revolver Advances................................................2

     2.2      Term Loans.......................................................2

     2.3      Borrowing Procedures and Settlements.............................3

     2.4      Payments.........................................................8

     2.5      Overadvances....................................................11

     2.6      Interest Rates and Letter of Credit Fee:  Rates,
              Payments, and Calculations......................................12

     2.7      Cash Management.................................................13

     2.8      Crediting Payments..............................................15

     2.9      Designated Account..............................................15

     2.10     Maintenance of Loan Account; Statements of Obligations..........15

     2.11     Fees............................................................15

     2.12     Letters of Credit...............................................15

     2.13     LIBOR Option....................................................18

     2.14     Capital Requirements............................................20

     2.15     Joint and Several Liability of Borrowers........................20

3.   CONDITIONS; TERM OF AGREEMENT............................................23

     3.1      Conditions Precedent to the Initial Extension of Credit.........23

     3.2      Conditions Precedent to all Extensions of Credit................23

     3.3      Term............................................................24

     3.4      Effect of Termination...........................................24

     3.5      Early Termination by Borrowers..................................25

4.   REPRESENTATIONS AND WARRANTIES...........................................25

     4.1      No Encumbrances.................................................25

     4.2      Healthcare Matters..............................................25

     4.3      Equipment.......................................................27

     4.4      Location of Inventory and Equipment.............................27

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                            Page

     4.5      Inventory Records...............................................27

     4.6      Jurisdiction of Organization; Location of Chief Executive
              Office; Organizational Identification Number; Commercial
               Tort Claims....................................................27

     4.7      Due Organization and Qualification; Subsidiaries................28

     4.8      Due Authorization; No Conflict..................................28

     4.9      Litigation......................................................29

     4.10     No Material Adverse Change......................................30

     4.11     Fraudulent Transfer.............................................30

     4.12     Employee Benefits...............................................30

     4.13     Environmental Condition.........................................30

     4.14     Intellectual Property...........................................30

     4.15     Leases..........................................................30

     4.16     Deposit Accounts and Securities Accounts........................31

     4.17     Complete Disclosure.............................................31

     4.18     Indebtedness....................................................31

5.   AFFIRMATIVE COVENANTS....................................................31

     5.1      Accounting System...............................................31

     5.2      Collateral Reporting............................................31

     5.3      Financial Statements, Reports, Certificates.....................32

     5.4      Guarantor Reports...............................................32

     5.5      Inspection......................................................32

     5.6      Maintenance of Properties.......................................32

     5.7      Taxes...........................................................32

     5.8      Insurance.......................................................32

     5.9      Location of Inventory and Equipment.............................32

     5.10     Compliance with Laws............................................33

     5.11     Leases..........................................................33

     5.12     Existence.......................................................33

     5.13     Environmental...................................................33

     5.14     Disclosure Updates..............................................33

     5.15     Control Agreements..............................................33

     5.16     Formation of Subsidiaries.......................................33

     5.17     Further Assurances..............................................34

     5.18     Healthcare Covenants............................................34

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                            Page

6.   NEGATIVE COVENANTS.......................................................36

     6.1      Indebtedness....................................................36

     6.2      Liens...........................................................36

     6.3      Restrictions on Fundamental Changes.............................36

     6.4      Disposal of Assets..............................................36

     6.5      Change Name.....................................................36

     6.6      Nature of Business..............................................36

     6.7      Prepayments and Amendments......................................37

     6.8      Change of Control...............................................37

     6.9      Consignments....................................................37

     6.10     Distributions...................................................37

     6.11     Accounting Methods..............................................37

     6.12     Investments.....................................................37

     6.13     Transactions with Affiliates....................................37

     6.14     Use of Proceeds.................................................38

     6.15     Inventory and Equipment with Bailees............................38

     6.16     Financial Covenants.............................................38

7.   EVENTS OF DEFAULT........................................................40

8.   THE LENDER GROUP'S RIGHTS AND REMEDIES...................................42

     8.1      Rights and Remedies.............................................42

     8.2      Remedies Cumulative.............................................43

9.   TAXES AND EXPENSES.......................................................43

10.  WAIVERS; INDEMNIFICATION.................................................43

     10.1     Demand; Protest; etc............................................43

     10.2     The Lender Group's Liability for Collateral.....................43

     10.3     Indemnification.................................................43

11.  NOTICES..................................................................44

12.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...............................45

13.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...............................46

     13.1     Assignments and Participations..................................46

     13.2     Successors......................................................48

14.  AMENDMENTS; WAIVERS......................................................48

     14.1     Amendments and Waivers..........................................48


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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                            Page

     14.2     Replacement of Holdout Lender...................................49

     14.3     No Waivers; Cumulative Remedies.................................49

15.  AGENT; THE LENDER GROUP..................................................49

     15.1     Appointment and Authorization of Agent..........................50

     15.2     Delegation of Duties............................................50

     15.3     Liability of Agent..............................................50

     15.4     Reliance by Agent...............................................51

     15.5     Notice of Default or Event of Default...........................51

     15.6     Credit Decision.................................................51

     15.7     Costs and Expenses; Indemnification.............................52

     15.8     Agent in Individual Capacity....................................52

     15.9     Successor Agent.................................................52

     15.10    Lender in Individual Capacity...................................53

     15.11    Withholding Taxes...............................................53

     15.12    Collateral Matters..............................................55

     15.13    Restrictions on Actions by Lenders; Sharing of Payments.........55

     15.14    Agency for Perfection...........................................56

     15.15    Payments by Agent to the Lenders................................56

     15.16    Concerning the Collateral and Related Loan Documents............56

     15.17    Field Audits and Examination Reports; Confidentiality;
              Disclaimers by Lenders; Other  Reports and Information..........56

     15.18    Several Obligations; No Liability...............................57

     15.19    Bank Product Providers..........................................57

16.  GENERAL PROVISIONS.......................................................57

     16.1     Effectiveness...................................................57

     16.2     Section Headings................................................57

     16.3     Interpretation..................................................58

     16.4     Severability of Provisions......................................58

     16.5     Counterparts; Electronic Execution..............................58

     16.6     Revival and Reinstatement of Obligations........................58

     16.7     Confidentiality.................................................58

     16.8     Lender Group Expenses...........................................59

     16.9     USA PATRIOT Act.................................................59

     16.10    Integration.....................................................59

     16.11    Parent as Agent for Borrowers...................................59


                                     - iv -
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                             EXHIBITS AND SCHEDULES

Exhibit A-1                         Form of Assignment and Acceptance
Exhibit B-1                         Form of Borrowing Base Certificate
Exhibit C-1                         Form of Compliance Certificate
Exhibit L-1                         Form of LIBOR Notice

Schedule A-1                        Agent's Account
Schedule C-1                        Commitments
Schedule D-1                        Designated Account
Schedule P-2                        Permitted Liens
Schedule S-1                        Subordination Agreements
Schedule 1.1                        Definitions
Schedule 2.7(a)                     Cash Management Banks
Schedule 2.7(i)                     Payroll Accounts
Schedule 3.1                        Conditions Precedent
Schedule 4.2(b)                     Medicaid and Medicare Providers
Schedule 4.4                        Locations of Inventory and Equipment
Schedule 4.6(a)                     States of Organization
Schedule 4.6(b)                     Chief Executive Offices
Schedule 4.6(c)                     Organizational Identification Numbers
Schedule 4.6(d)                     Commercial Tort Claims
Schedule 4.7(b)                     Capitalization of Borrowers
Schedule 4.7(c)                     Capitalization of Borrowers' Subsidiaries
Schedule 4.9                        Litigation
Schedule 4.13                       Environmental Matters
Schedule 4.14                       Intellectual Property
Schedule 4.16                       Deposit Accounts and Securities Accounts
Schedule 4.18                       Permitted Indebtedness
Schedule 5.2                        Collateral Reporting
Schedule 5.3                        Financial Statements, Reports, Certificates
Schedule 6.6                        Description of Business